SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SANDISK CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     ☑ No fee required.
     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

N/A

     (2) Aggregate number of securities to which transaction applies:
N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

     (4) Proposed maximum aggregate value of transaction:
N/A

     (5) Total fee paid:
N/A

     ☐ Fee paid previously with preliminary materials:

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

N/A

     (2) Form, Schedule or Registration Statement no.:
N/A

     (3) Filing Party:
N/A

     (4) Date Filed:
N/A

SANDISK CORPORATION
140 Caspian Court
Sunnyvale, California 94089
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of SanDisk Corporation (the “Company”), which will be held on May 27, 2005 at 8:00 a.m., local time, at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054.
      At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect six (6) directors of the Company, (ii) to approve the implementation of the SanDisk Corporation 2005 Stock Incentive Plan, (iii) to approve the implementation of the SanDisk Corporation 2005 Employee Stock Purchase Plan and the SanDisk Corporation 2005 International Employee Stock Purchase Plan, which will share a common share reserve of the Company’s common stock and (iv) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2006.
      The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company’s Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal.
      After reading the Proxy Statement, please mark, sign, date and return the enclosed proxy card in the accompanying reply envelope, or call the toll-free number or use the internet by following the instructions included with your proxy card, whether or not you plan to attend the annual meeting in person. Please vote as promptly as possible but no later than prior to the closing of the polls for the Annual Meeting. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, VOTE VIA TELEPHONE OR INTERNET OR ATTEND THE ANNUAL MEETING IN PERSON.
      A copy of the Company’s 2004 Annual Report on Form 10-K has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.
      We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Eli Harari
President and Chief Executive Officer
Sunnyvale, California
April 7, 2005
IMPORTANT
Please read the attached proxy statement carefully and mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, or call the toll-free telephone number or use the internet by following the instructions included with your proxy card so that if you are unable to attend the Annual Meeting, your shares may be voted.

proxy

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL
VOTING RIGHTS
REVOCABILITY OF PROXIES
SOLICITATION OF PROXIES
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
NOMINEES
BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS
BOARD MEETINGS AND COMMITTEES
Communications with the Board
Postal Mail
Email
Communications Intended for Non-Management Directors
Company Policy Regarding Board Member Attendance at Annual Meetings
Audit Committee
Compensation Committee
Nominating and Corporate Governance Committee
Consideration of Director Nominees
Stockholder-Recommended Nominees
Director Qualifications
Identifying and Evaluating Nominees for Directors
Special Option Committee
DIRECTOR COMPENSATION
Required Vote
Recommendation of the Board of Directors
PROPOSAL NO. 2 APPROVAL OF SANDISK CORPORATION 2005 STOCK INCENTIVE PLAN
Summary Description of 2005 Stock Incentive Plan
Equity Incentive Programs
Stock Awards -- Predecessor Plan
New Plan Benefits
General Provisions
Summary of Federal Income Tax Consequences
Required Vote
Recommendation of the Board of Directors
PROPOSAL NO. 3 APPROVAL OF SANDISK CORPORATION 2005 EMPLOYEE STOCK PURCHASE PLANS
General
Administration
Share Reserve
Offering Periods and Purchase Rights
Eligibility and Participation
Payroll Deductions and Stock Purchases
Purchase Price
Special Limitations
Termination of Purchase Rights
Stockholder Rights
Assignability
Change in Control
Share Pro-Ration
Amendment and Termination
New Plan Benefits
Stock Awards -- Predecessor Plan
STOCK PURCHASE PROGRAM TRANSACTIONS
U.S. Federal Tax Consequences
Foreign Taxation.
Accounting Treatment
Required Vote
Recommendation of the Board of Directors
PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accountant Fees and Services
Required Vote
Recommendation of the Board of Directors
SECURITY OWNERSHIP OF CERTAIN
AUDIT COMMITTEE REPORT
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
SPECIAL REPORT OF THE INDEPENDENT DIRECTORS OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
Change of Control Benefits Agreements with our Executive Officers
Change of Control Benefits Agreement with Dr. Eli Harari
1995 Plan
STOCK PERFORMANCE GRAPH
Comparison of Cumulative Total Return From
CERTAIN TRANSACTIONS
OTHER BUSINESS

SANDISK CORPORATION
140 Caspian Court
Sunnyvale, California 94089
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 2005
To Our Stockholders:
      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of SanDisk Corporation, a Delaware corporation (the “Company”), to be held on May 27, 2005 at 8:00 a.m., local time, at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054, for the following purposes:

1. To elect six (6) directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Dr. Eli Harari, Irwin Federman, Catherine P. Lego, Michael E. Marks, Dr. James D. Meindl and Alan F. Shugart.

2. To approve the implementation of the SanDisk Corporation 2005 Stock Incentive Plan.

3. To approve the implementation of the SanDisk Corporation 2005 Employee Stock Purchase Plan and the SanDisk Corporation 2005 International Employee Stock Purchase Plan, which will share a common share reserve of the Company’s common stock.

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2006.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. The Board of Directors has unanimously approved the proposals described in the Proxy Statement and recommends that you vote “FOR” each proposal.
      Only stockholders of record at the close of business on March 29, 2005 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.
      All stockholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and mark, sign, date and return the enclosed proxy card in the reply envelope provided, or call the toll-free telephone number or use the internet by following the instructions included with your proxy card. Should you receive more than one proxy because your shares are registered in different names and addresses, please sign and submit all proxy cards or grant each proxy by telephone or through the internet to ensure that all of your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card or your prompt use of the toll-free telephone number or the internet to grant your proxy will assist us in preparing for the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

Eli Harari
President and Chief Executive Officer
Sunnyvale, California
April 7, 2005
      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE, OR CALL THE TOLL-FREE TELEPHONE NUMBER OR USE THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD.

proxy
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
SANDISK CORPORATION
TO BE HELD MAY 27, 2005
GENERAL
      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SanDisk Corporation, a Delaware corporation (the “Company,” “SanDisk,” “we” or “our”), of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 27, 2005, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on March 29, 2005 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 8:00 a.m., local time, at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054.
      This Proxy Statement and the enclosed proxy card will be first mailed to stockholders entitled to vote at the Annual Meeting on or about April 7, 2005.
VOTING RIGHTS
      The close of business on March 29, 2005 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the record date, the Company had approximately 181,086,975 shares of common stock (“Common Stock”) outstanding and entitled to vote at the Annual Meeting, held by approximately 366 stockholders of record. Each holder of record at the close of business on March 29, 2005 is entitled to one vote for each share of Common Stock so held. In the election of Directors, however, cumulative voting is authorized for all stockholders if any stockholder gives notice at the meeting, prior to voting for the election of Directors, of his or her intention to cumulate votes. Under cumulative voting, a stockholder may cumulate votes and give to one nominee a number of votes equal to the number of Directors to be elected (six at this meeting) multiplied by the number of votes to which such stockholder is entitled, or may distribute such number among any or all of the nominees. The six candidates receiving the highest number of votes will be elected. The Company’s Board of Directors (the “Board of Directors” or the “Board”) is soliciting discretionary authority to vote proxies cumulatively in the event a stockholder gives notice of an intent to cumulate votes. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.
      If any stockholder is unable to attend the Annual Meeting, the stockholder may vote by proxy. The enclosed proxy is solicited by the Board of Directors and, when the proxy card is returned and is properly completed, or the proxy is granted by telephone or through the internet, the proxy will be voted as directed by the stockholder. Stockholders are urged to specify their choices on the enclosed proxy card or through the telephone or internet voting process. If you sign and return the proxy card, or grant your proxy by telephone or through the internet, but do not vote on a proposal, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2, 3 and 4, and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.
      The affirmative vote of a plurality of the shares present or represented at the meeting and voting is required for the election of directors. The affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote is required for the approval of the SanDisk Corporation 2005 Stock Incentive Plan, the SanDisk Corporation 2005 Employee Stock Purchase Plan and the SanDisk Corporation 2005 International Employee Stock Purchase Plan and for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. An automated system administered by the Company’s transfer agent tabulates stockholder votes. Abstentions and broker non-votes are each included in determining the number of shares present and voting at the Annual Meeting for purposes of determining the presence or absence of a quorum, and each is tabulated separately. Abstentions with respect to any matter other than the election of directors will be treated as shares present or represented by proxy and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the bank, broker or other financial institution which is the record holder of the shares but who does not receive voting instructions from the beneficial owners of those shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares, or “broker non-votes,” are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.
REVOCABILITY OF PROXIES
      Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.
SOLICITATION OF PROXIES
      The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for the costs they incur to forward the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company has retained a proxy solicitation firm, The Altman Group, Inc., to aid it in the solicitation process. The Company will pay that firm a fee equal to $7,000 plus reasonable expenses. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Except as described above, the Company does not intend to solicit proxies other than by mail.
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING
      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2006 Annual Meeting must be received no later than December 8, 2005 in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal before February 21, 2006.
      The Annual Report on Form 10-K of the Company for the fiscal year ended January 2, 2005 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

      The current Board of Directors consists of six members. There is currently one vacancy on the Board of Directors. The Board of Directors has not nominated an individual to fill the vacancy. It is intended that the proxies will be voted for the six nominees named below for election to the Company’s Board of Directors unless authority to vote for any such nominee is withheld. There are six nominees, each of whom is currently a director of the Company. Five of the current directors were elected to the Board of Directors by the stockholders at the last annual meeting and one, Ms. Lego, a former non-employee director, was appointed to the Board of Directors on May 20, 2004. Directors elected to the Board of Directors will serve for the ensuing year or until their respective successors are duly elected and qualified. Each person has been recommended for nomination by the Nominating and Corporate Governance Committee, has been nominated by the Board for election and has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them “FOR” the nominees named below. The six candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than six nominees.
NOMINEES
      Set forth below is information regarding the nominees to the Board of Directors.

			First Elected/Appointed
Name	Position(s) with the Company	Age	As a Director

Dr. Eli Harari(3)	President, Chief Executive Officer and Director	59	1988
Irwin Federman(1)	Chairman of the Board and Director	69	1988
Catherine P. Lego(1)	Director	48	2004	(5)
Michael E. Marks(2)(4)	Director	54	2003
Dr. James D. Meindl(2)	Director	71	1989
Alan F. Shugart(1)(2)(4)	Director	74	1993

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Special Option Committee

(4)	Member of the Nominating and Corporate Governance Committee

(5)	Ms. Lego served as a director of the Company from 1989 to 2002 and returned to the Board of Directors in May, 2004
BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS
      Dr. Harari has served as President and Chief Executive Officer and as a director of the Company since SanDisk’s inception in 1988. Dr. Harari is a pioneer in non-volatile semiconductor storage with more than 100 U.S. and foreign patents and numerous technical articles and has more than 30 years of experience in the electronics industry. His extensive operational and technological development experiences include co-founding Waferscale Integration, overseeing the development and transfer into production of Intel Corporation’s first-generation stepper and dry etch technology, and technical management positions at Hughes Aircraft and

Honeywell, Inc. He holds a M.A. and Ph.D. in Solid State Sciences from Princeton University and a B.S. (Honors) degree in Physics from Manchester University. Dr. Harari is also a board member of Tower Semiconductor Ltd., a public company in which SanDisk holds a minority investment.
      Mr. Federman has served as a director of the Company since September 1988. Mr. Federman has been a general partner in U.S. Venture Partners, a venture capital firm, since April 1990. Mr. Federman also serves as a director for Centillium Communications, Inc., a developer and supplier of communications integrated circuits, Nuance Communications, Inc., a speech recognition software company, Check Point Software Technologies Ltd., a security software company, and various private corporations. Mr. Federman holds a B.S. in Economics from Brooklyn College.
      Ms. Lego served as a director of the Company from 1989 to 2002 and returned to the board in May 2004. Ms. Lego has been a General Partner of The Photonics Fund, an early stage venture fund focused on investing in components, modules and systems companies for the fiber optics telecommunications market since December 1999. She was a general partner at Oak Investment Partners from 1981-1992. Ms. Lego also serves as a director for WJ Communications, Inc., a public company that designs, develops and manufactures innovative broadband communications products for current and next generation fiber optic, broadband cable and wireless communications networks and K2 Optronics, a private company leveraging its expertise in micro-optics and fiber Bragg grating design and electronic packaging to develop lasers for the telecommunications, cable television, sensing, test and measurement industries. Ms. Lego received a B.A. from Williams College and an M.S. in Accounting from the New York University Graduate School of Business. She is a certified public accountant.
      Mr. Marks has served as a director of the Company since August 2003. Mr. Marks has been the Chief Executive Officer of Flextronics International, Ltd. (FLEX), a leading producer of advanced electronic manufacturing services, since January 1994 and was Chairman of the Board from July 1993 to January 2003. Mr. Marks has been a Director of Flextronics since December 1991 and also serves as a board member of KLA Tencor, a manufacturer of semiconductor fabrication equipment, and is a member of the Advisory Board of Tsinghua University, Beijing, China. Prior to joining Flextronics, Mr. Marks was President and Chief Executive Officer of Metcal, Inc., a precision heating instrument company. Mr. Marks received a B.A. and M.A. from Oberlin College and his M.B.A. from Harvard Business School.
      Dr. Meindl has served as a director of the Company since March 1989. Dr. Meindl has been the Joseph M. Pettit Chair Professor of Microelectronics at the Georgia Institute of Technology in Atlanta, Georgia since 1993. From 1986 to 1993, Dr. Meindl served as Senior Vice President for Academic Affairs and Provost of Rensselaer Polytechnic Institute. While at Stanford University from 1967 to 1986, he was the John M. Fluke Professor of Electrical Engineering and Director of the Stanford Electronics Laboratory and the Center for Integrated Systems. Dr. Meindl serves as a director of Zoran, Inc., a leading provider of digital solutions-on-a-chip for applications in the growing consumer electronics and digital imaging markets, and Stratex Networks, Inc., formerly DMC Stratex Networks, Inc., a provider of high-speed wireless transmission solutions. Dr. Meindl holds a B.S., M.S. and Ph.D. in Electrical Engineering from Carnegie-Mellon University.
      Mr. Shugart has served as a director of the Company since January 1993. Mr. Shugart founded Seagate Technology, Inc. in 1979, building the company into the world’s largest independent manufacturer of disk drives and related components. In 1998, he left Seagate to establish Al Shugart International, a venture capital and public relations company. Mr. Shugart also serves as a director of Valence Technology, Inc., a leader in the development and commercialization of Saphion technology and Lithium-ion polymer rechargeable batteries, and Cypress Semiconductor Corporation, a provider of high-performance solutions for personal, network access, enterprise, metro switch and core communications-system applications. Mr. Shugart holds a B.S. in Engineering/ Physics from the University of Redlands.

BOARD MEETINGS AND COMMITTEES
      The Board of Directors held nine meetings during fiscal 2004. During fiscal 2004, each member of the Board of Directors attended or participated in seventy-five percent (75%) or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year or the portion thereof following such person’s appointment to the Board and (ii) the total number of meetings held by all committees on which such director served during the past fiscal year or the portion thereof following such person’s appointment to one or more of those committees. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Special Option Committee.
Communications with the Board
      The Company encourages stockholder communications with its Board of Directors. Any stockholder communications with the Board of Directors of the Company may be submitted either via postal mail or email.

Postal Mail
      Postal mail submissions should be directed to the following address:
          Board of Directors
          c/o Investor Relations
          SanDisk Corporation
          140 Caspian Court
          Sunnyvale, CA 94089

Email

Individuals may also communicate with the Board by submitting an email to the Company’s Board at BOD@sandisk.com. Email submitted to this email address will be relayed to all directors.

Communications Intended for Non-Management Directors

Communications that are intended specifically for non-management directors should be sent to the postal or email address above to the attention of the Chair of the Nominating and Corporate Governance Committee.
Company Policy Regarding Board Member Attendance at Annual Meetings
      The Company encourages attendance by each incumbent director and each nominee to the Board at its Annual Meeting of Stockholders. Four board members attended the Company’s 2004 Annual Meeting of Stockholders.
Audit Committee
      The Audit Committee of the Board of Directors held ten meetings during fiscal 2004. The Audit Committee, which is comprised of Directors Federman, Lego and Shugart, oversees on behalf of the Board of Directors, the integrity of the Company’s financial statements, the appointment, compensation, qualifications, independence and performance of the Company’s independent registered public accounting firm, the Company’s compliance with legal and regulatory requirements and the performance of the Company’s internal accounting, audit and financial controls. The Board of Directors adopted and approved a revised written charter for the Audit Committee in February 2005 that reflects new AICPA and SEC rules on auditor rotation. A current copy of this charter is available on the Company’s website at www.sandisk.com. The Board of Directors has determined that Mr. Federman is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Board of Directors has determined that each of the members of this Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.
Compensation Committee
      The Compensation Committee of the Board of Directors held five meetings during fiscal 2004. The Compensation Committee is comprised of Directors Marks, Meindl and Shugart. The Compensation Committee has overall responsibility for the Company’s compensation policies and determines the compensation payable to the Company’s executive officers, including their participation in certain of the Company’s employee benefit and stock option plans. The Board of Directors has determined that each of the members of this Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board of Directors adopted a charter for the Compensation Committee in February 2003. A current copy of this charter is available on the Company’s website at www.sandisk.com.
Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) held three meetings during fiscal 2004 and met subsequent to the end of the last fiscal year to recommend to the full Board each of the nominees for election to the Board of Directors, as presented herein. At the time that Ms. Lego was appointed to the Board, she was recommended by the Nominating and Corporate Governance Committee and by the Company’s Chief Executive Officer. The Nominating and Corporate Governance Committee is comprised of Directors Marks and Shugart. The Board of Directors adopted a charter for the Nominating and Corporate Governance Committee in February 2003. A current copy of this charter is available on the Company’s website at www.sandisk.com. The Nominating and Corporate Governance Committee identifies, considers and recommends director nominees to be selected by the Board of Directors for submission to vote at the Company’s annual stockholder meetings, implements the Board’s criteria for selecting new directors, develops or reviews and recommends corporate governance policies for the Board, and oversees the Board’s annual evaluation process. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.
Consideration of Director Nominees
Stockholder-Recommended Nominees
      The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations for nominees for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors”. In evaluating the recommended nominees, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications”.
      The Nominating and Corporate Governance Committee will consider recommendations for nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Chairman of the Nominating and Corporate Governance Committee at the Company’s address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting.
      The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the recommendation and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described below; (4) a representation that the stockholder is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials and (5) any material interest of the stockholder in the recommended nomination.
      Any stockholder nominations recommended for consideration by the Nominating and Corporate Governance Committee should be addressed to:
          Chairman of the Nominating and Corporate Governance Committee
          SanDisk Corporation
          140 Caspian Court
          Sunnyvale, CA 94089
Director Qualifications
      The Nominating and Corporate Governance Committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment in matters that relate to the current and long-term objectives of the Company.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Commitment to understand the Company and its business, industry and strategic objectives.

•	Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders, number of other company boards on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.

•	Good health, and ability to serve.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.

Other Factors for Potential Consideration

The Nominating and Corporate Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.

•	Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules.

•	For incumbent directors standing for re-election, the Nominating and Corporate Governance Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; the number of other company boards on which the individual serves, the composition of the Board at that time, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

•	Composition of Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

Identifying and Evaluating Nominees for Directors
      The Nominating and Corporate Governance Committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Corporate Governance Committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

•	Outside Advisors. The Nominating and Corporate Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•	Nomination of Incumbent Directors. The re-nomination of existing directors is not automatic, but is based on continuing qualification under the criteria set forth above.

•	Management Directors. The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors is “independent” under applicable SEC and Nasdaq National Market rules.
      After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Nominating and Corporate Governance Committee and by the Chief Executive Officer. Upon completion of the above procedures, the Nominating and Corporate Governance Committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting or to fill a vacancy prior to any annual meeting. The Board of Directors will select the slate of nominees only from candidates identified, screened and approved by the Nominating and Corporate Governance Committee.
Special Option Committee
      The Special Option Committee of the Board of Directors was formed in October 1999 with the authority to grant options solely to employees other than officers and directors. The Special Option Committee, comprised of Director Harari, acted by written consent on approximately 55 occasions during fiscal 2004.
DIRECTOR COMPENSATION
      For the 2004 fiscal year, the Company paid each non-employee Board member an annual retainer fee of $15,000, except that the fee paid to Ms. Lego was pro-rated to reflect her appointment to the Board after the start of the fiscal year. Non-employee Board members also receive cash compensation for their attendance at Board and Committee meetings. Such individuals are compensated for their service at Board meetings at the rate of $2,000 for in-person meetings and $1,000 for telephonic meetings. Board members are compensated for their service at Audit Committee and Compensation Committee Meetings at the rate of $1,500 for in-person meetings and $750 for telephonic meetings. Board members are compensated for their service at all other Committee meetings at the rate of $1,000 for in-person meetings and $500 for telephonic meetings. In addition, each non-employee Board member is also reimbursed for expenses incurred in connection with his or her attendance at Board or Committee meetings. Non-employee Board members are also eligible to receive automatic option grants under the Company’s 1995 Non-Employee Directors Stock Option Plan (the “Directors Plan”).
      Each individual who was re-elected as a non-employee Board member at the 2004 Annual Meeting received at that time an automatic option grant under the Directors Plan to purchase 32,000 shares of Common Stock, provided such individual had served as a non-employee Board member for at least six months prior to that date. Accordingly, each of the following non-employee Board members re-elected to the Board at the 2004 Annual Meeting received an option grant on May 20, 2004, the date of that meeting, for 32,000 shares with an exercise price of $22.90 per share: Messrs. Federman, Marks, Meindl, and Shugart. The Directors Plan also provides for an option grant of 128,000 shares of Common Stock to each newly elected or appointed non-employee member of the Board. Accordingly, upon Ms. Lego’s appointment to the Board on May 20, 2004, she received an option grant under the Directors Plan for 128,000 shares with an exercise price of $22.90 per share.
      Each automatic option grant has an exercise price per share equal to the fair market value per share of Common Stock on the grant date and has a maximum term of 10 years, subject to earlier termination following the optionee’s cessation of Board service. Each automatic option grant is immediately exercisable for any or all of the option shares; however, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service as a Board member prior to vesting in those shares. The shares subject to each annual 32,000-share option grant made to each non-employee Board member re-elected at the 2004 Annual Meeting will vest upon the optionee’s completion of one year of Board service measured from the grant date. The shares subject to each 128,000-share option grant made to each newly elected or appointed non-employee member of the Board vests in a series of four successive equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member. In addition, each automatic option grant may, upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company’s outstanding Common Stock, be surrendered to the Company for a cash distribution per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with such tender offer over (ii) the exercise price payable per share.
Required Vote
      The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on Proposal No. 1 is required for approval of Proposal No. 1.
Recommendation of the Board of Directors
      The Board believes that Proposal No. 1 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the election of all of the above nominees.

PROPOSAL NO. 2
APPROVAL OF SANDISK CORPORATION 2005 STOCK INCENTIVE PLAN

      The stockholders are being asked to vote on a proposal to approve the implementation of the SanDisk Corporation 2005 Stock Incentive Plan (the “2005 Plan”) under which 5,700,000 shares of our Common Stock will initially be reserved for issuance. The 2005 Plan was adopted by our board of directors on March 24, 2005, subject to stockholder approval at the 2005 Annual Meeting, and is intended to serve as a successor to both our 1995 Stock Option Plan (the “1995 Plan”) and our Directors Plan, both of which will expire on July 24, 2005. Stockholder approval of the 2005 Plan will not affect any options outstanding under the 1995 Plan or Directors Plan at the time of the Annual Meeting, and to the extent any of those options subsequently expire or terminate unexercised, the number of shares of Common Stock subject to those expired or terminated options will be added to the share reserve available for issuance under the 2005 Plan, up to a maximum of 10,000,000 additional shares. However, no further option grants will be made under the 1995 Plan, the Directors Plan or our Special Stock Option Plan following stockholder approval of the 2005 Plan at the Annual Meeting and the portion of the share reserve under each of those plans which is in excess of the then-outstanding options under each plan will be cancelled upon such stockholder approval.
      We believe that equity-based incentives have played a pivotal role in our efforts to attract and retain key personnel essential to our long-term growth and financial success. For that reason, we have structured the 2005 Plan to provide us with more flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, such as stock appreciation rights, restricted stock and restricted stock units. Accordingly, with the 2005 Plan, we will have a broader array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals. We will continue to rely significantly on equity incentives because we believe that such incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees.
      The 2005 Plan differs from the 1995 Plan in the following principal respects:

(i) The new plan will include a stock issuance program under which shares of our Common Stock may be issued at not less than their fair market value for cash or other valid consideration under Delaware law. Shares may also be issued as a bonus for past services or pursuant to restricted stock units or other stock-based awards which vest upon the attainment of designated performance goals or the completion of specified service periods and become payable either upon vesting or at a designated time thereafter. However, the maximum number of shares which may be issued without cash consideration under the stock issuance program (whether as direct stock issuances or pursuant to restricted stock units or share-right awards) may not exceed ten percent (10%) of the total number of shares of Common Stock from time to time authorized for issuance under the 2005 Plan, including (without limitation): (i) any shares added to the 2005 Plan reserve by reason of the expiration or termination of outstanding options under the 1995 Plan or the Directors Plan prior to exercise, (ii) any increases to the reserve under the 2005 Plan approved by our stockholders and (iii) any adjustments to the share reserve by reason of stock dividends, stock splits or similar transactions affecting our outstanding Common Stock.

(ii) Stock appreciation rights will also be issuable under the 2005 Plan. Such rights will entitle the holders to a distribution from us equal in value to the amount by which the fair market value of the shares as to which those rights are exercised, measured as of the exercise date, exceeds the fair market value of those shares at the time the rights were granted. The distribution will be made in shares of our Common Stock.

(iii) Stock options may not be granted under the 2005 Plan with an exercise price less than the fair market value of our Common Stock on the grant date. Under the 1995 Plan, options could be granted with an exercise price equal to eighty-five percent (85%) of such fair market value.

(iv) Stock options and stock appreciation rights granted under the 2005 Plan will not have a term in excess of seven (7) years. Options granted under the 1995 Plan have typically had a maximum term of ten (10) years.

(v) The new plan will not have an automatic share increase feature. Under the 1995 predecessor plan, the share reserve automatically increased on the first trading day in January each calendar year by an amount equal to 4.36% of the total number of shares of Common Stock outstanding on the immediately preceding trading day, subject to an annual limit of 4,000,000 shares.

(vi) The new plan includes an automatic grant program for our non-employee board members pursuant to which they will receive option grants or other stock-based awards at designated intervals over their period of continued board service. This program will replace our Directors Plan, and no further option grants will be made under that plan if the new 2005 Plan is approved by the stockholders at the Annual Meeting.

(vii) Performance criteria have been incorporated into the 2005 Plan which will allow the plan administrator to structure one or more stock issuances or other stock-based awards so that the compensation attributable to those particular awards will qualify as performance-based compensation under Internal Revenue Code Section 162(m).

(viii) The 2005 Plan will not permit the repricing of any stock options or stock appreciation rights outstanding under that plan.

(ix) Unless sooner terminated by our board of directors or in connection with a change in control or ownership, the 2005 Plan will continue in effect until March 15, 2015.

(x) Individuals will not have any right to exercise their options or otherwise acquire shares under the 2005 Plan by delivering promissory notes.
Summary Description of 2005 Stock Incentive Plan
      The principal terms and provisions of the 2005 Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2005 Plan and is qualified in its entirety by reference to the complete text of the 2005 Plan. Any stockholder who wishes to obtain a copy of the actual plan documents may do so upon written request to Investor Relations at our principal offices at 140 Caspian Court, Sunnyvale, California 94089.
      Incentive Programs. The 2005 Plan consists of three separate equity incentive programs: (i) the discretionary grant program, (ii) the stock issuance program and (iii) the automatic grant program for the non-employee members of our board of directors. The principal features of each program are described below.
      Administration. The compensation committee of our board of directors will have the exclusive authority to administer the discretionary grant and stock issuance programs with respect to option grants, stock issuances and other stock-based awards made to our executive officers and board members and will also have the authority to make grants, awards and issuances under those programs to all other eligible individuals. However, our board of directors may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make grants, awards and issuances under those two programs to individuals other than executive officers and board members.
      The term “plan administrator,” as used in this summary, will mean our compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 2005 Plan.
      The compensation committee will have the limited discretion under the automatic grant program to determine the number of shares subject to each grant made under that program, up to the maximum number of shares permissible per grant, but all grants will otherwise be made in strict compliance with the express terms of that program.

      Eligibility. Executive officers and employees, as well as independent consultants and contractors, in our employ or in the employ of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the discretionary grant and stock issuance programs. The non-employee members of our board of directors will also be eligible to participate in those two programs as well as the automatic grant program. As of March 15, 2005, approximately 890 persons (including four (4) executive officers) were eligible to participate in the discretionary grant and stock issuance programs, and five (5) non-employee board members were eligible to participate in those programs and the automatic grant program.
      Securities Subject to 2005 Plan. If the 2005 Plan is approved by our stockholders, 5,700,000 shares of our Common Stock will initially be reserved for issuance over the term of the plan. As indicated above, the share reserve may be increased, by up to an additional 10,000,000 shares of Common Stock, to the extent any options outstanding under the 1995 Plan or the Directors Plan at the time of the Annual Meeting subsequently expire or terminate unexercised. As of March 15, 2005, options for 25,243,962 shares were outstanding under the 1995 Plan, and an additional 16,571,392 shares remained available for future grant under that plan, and options for 736,000 shares were outstanding under the Directors Plan, and an additional 1,216,212 shares remained available for future grant under that plan.
      If our stockholders approve the 2005 Plan at the Annual Meeting, no further stock option grants will be made under our 1995 Plan, our Directors Plan or our Special Stock Option Plan and the portion of the share reserve under each plan in excess of its then-outstanding options will be cancelled. As of March 15, 2005, no options were outstanding under our Special Stock Option Plan, and the entire 4,000,000-share reserve remained available for grant under that plan. Stockholder approval of the 2005 Plan will not affect the outstanding options under the 1995 Plan, the Directors Plan or the Special Stock Option Plan, and those options will remain outstanding in accordance with their terms.
      No participant in the 2005 Plan may receive option grants, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards for more than 1,000,000 shares of our Common Stock in any single calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute approval of that 1,000,000-share limitation for purposes of Internal Revenue Code Section 162(m). This limitation will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the discretionary grant program will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). In addition, one or more shares issued under the stock issuance program may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those shares is tied solely to the attainment of one or more of the corporate performance milestones discussed below in the summary description of that program.
      The shares of Common Stock issuable under the 2005 Plan may be drawn from shares of our authorized but unissued Common Stock or from shares of our Common Stock that we acquire, including shares purchased on the open market or in private transactions.
      Shares subject to any outstanding options or other awards under the 2005 Plan that expire or otherwise terminate prior to the issuance of the shares subject to those option or awards will be available for subsequent issuance under the 2005 Plan. Any unvested shares issued under the 2005 Plan that are subsequently forfeited or that we repurchase, at a price not greater than the original issue price paid per share, pursuant to our repurchase rights under the 2005 Plan will be added back to the number of shares reserved for issuance under the 2005 Plan and will accordingly be available for subsequent issuance.
      There are no net counting provisions in effect under the 2005 Plan. Accordingly, the following share counting procedures will apply:

•	Should the exercise price of an option be paid in shares of our Common Stock, then the number of shares reserved for issuance under the 2005 Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of new shares issued under the exercised option.

•	Should shares of Common Stock otherwise issuable under the 2005 Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the stock issuance program, then the number of shares of Common Stock available for issuance under the 2005 Plan will be reduced by the full number of shares issuable under the exercised option or stock appreciation right or the full number of fully-vested shares issuable under the stock issuance program, calculated in each instance prior to any such share withholding.

•	Upon the exercise of any stock appreciation right granted under the 2005 Plan, the share reserve will be reduced by the gross number of shares as to which such stock appreciation right is exercised, and not by the net number of shares actually issued upon such exercise.
Equity Incentive Programs
      Discretionary Grant Program. Under the discretionary grant program, eligible persons may be granted options to purchase shares of our Common Stock or stock appreciation rights tied to the value of our Common Stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.
      Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date. No granted option will have a term in excess of seven years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.
      Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.
      The 2005 Plan will allow the issuance of two types of stock appreciation rights under the discretionary grant program:

•	Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•	Stand-alone stock appreciation rights allow the holders to exercise those rights as to a specific number of shares of our Common Stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of Common Stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of our Common Stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of seven years.
      The appreciation distribution on any exercised tandem or stand-alone stock appreciation right will be paid in shares of our Common Stock. Stock appreciation rights will remain exercisable for a limited period following the holder’s cessation of service, but only to the extent those rights are exercisable at the time of such cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation right remains outstanding, whether before or after the holder’s actual cessation of service.
      Repricing Prohibition. The plan administrator may not implement any of the following repricing programs without obtaining stockholder approval: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our Common Stock for consideration payable in our equity securities or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.
      Stock Issuance Program. Shares may be issued under the stock issuance program at a price per share not less than their fair market value, payable in cash or other valid consideration under Delaware law. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of our Common Stock may also be issued under the program pursuant to share right awards or restricted stock units, which entitle the recipients to receive those shares, without any cash outlay, upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us.
      The maximum number of shares which may be issued without cash consideration under the stock issuance program (whether as direct stock issuances or pursuant to restricted stock units or other share-right awards) may not exceed ten percent (10%) of the total number of shares of Common Stock from time to time authorized for issuance under the 2005 Plan, including (without limitation): (i) any shares added to the 2005 Plan reserve by reason of the expiration or termination of outstanding options under the 1995 Plan or the Directors Plan prior to exercise, (ii) any increases to the reserve under the 2005 Plan approved by our stockholders and (iii) any adjustments to the share reserve by reason of stock dividends, stock splits or similar transactions affecting our outstanding Common Stock.
      The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or stock-based awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule to be in effect for the issuance or award and the cash consideration (if any) payable per share. The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals.
      In order to assure that the compensation attributable to one or more restricted stock issuances, restricted stock units or other stock-based awards under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Internal Revenue Code Section 162(m), the plan administrator will also have the discretionary authority to structure one or more restricted stock issuances, restricted stock units or other stock-based awards so that the shares of Common Stock subject to those issuances, units or awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share; (3) net income or operating income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation; (6) sales or revenue targets; (7) return on assets, capital or investment; (8) cash flow; (9) market share; (10) cost reduction goals; (11) budget comparisons; (12) measures of customer satisfaction; (13) any combination of, or a specified increase in, any of the foregoing; (14) new product development or successful completion of research and development projects; and (15) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to increase our revenue or profitability or enhance our customer base. In addition, such performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.
      The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the stock issuance program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.
      Outstanding restricted stock units or other stock-based awards under the stock issuance program will automatically terminate, and no shares of our Common Stock will actually be issued in satisfaction of those units or awards, if the performance goals or service requirements established for such units or awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our Common Stock in satisfaction of one or more outstanding restricted stock units or other stock-based right awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to units or awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.
      Automatic Grant Program. Under the automatic grant program, each individual who first becomes a non-employee board member at any time on or after the date of the Annual Meeting will automatically receive an option grant for a specified number of shares of our Common Stock on the date such individual joins the board, provided such individual has not been in our employ during the immediately preceding twelve months. In addition, on the date of each annual stockholders meeting, beginning with the Annual Meeting, each individual serving as a non-employee board member at that time will automatically be granted an option to purchase a specified number of shares of our Common Stock, provided such individual has served on our board for at least six months. The specific number of shares subject to each such initial or annual option grant will be determined by the compensation committee of our board of directors, but will not exceed 150,000 shares in the case of an initial grant or 40,000 shares in the case of an annual grant. Accordingly, the size of the initial option grant may vary as to each new non-employee board member, and the size of the annual option grants may vary from year to year.
      The automatic grant program is intended to replace the program of automatic stock option grants in effect under our Directors Plan. Accordingly, if the 2005 Plan is approved by the stockholders at the 2005 Annual Meeting, the initial grants under the automatic option program of the 2005 Plan will be made at the Annual Meeting, and no further option grants will be made under the predecessor Directors Plan. However, all options outstanding under that predecessor plan at the time of stockholder approval of the new 2005 Plan will remain outstanding in accordance with their existing terms and conditions until exercised or until they terminate or expire by their terms.
      Each automatic grant will have an exercise price per share equal to the fair market value per share of our Common Stock on the grant date and will have a term of seven years, subject to earlier termination following the optionee’s cessation of board service. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the lower of the exercise price paid per share or the fair market value per share, any shares purchased under the option which are not vested at the time of the optionee’s cessation of board service. The shares subject to each initial 150,000-or-less-share automatic option grant will vest in four successive equal annual installments upon the optionee’s completion of each year of board service over the four-year period measured from the grant date. The shares subject to each annual automatic option grant made to a continuing board member will vest upon the earlier of (i) that individual’s completion of one year of board service measured from the grant date or (ii) such individual’s continuation in board service through the day immediately preceding the date of the next annual stockholders meeting following such grant date. However, the shares will immediately vest in full upon the optionee’s death or disability while a board member or upon the occurrence of certain changes in ownership or control.
      The option grants under the automatic option grant program will be taxable as non-statutory options under the Federal income tax laws.
      Our compensation committee will have the authority to award to one or more non-employee board members, in lieu of the initial or annual automatic option grants, unvested shares of our Common Stock or restricted stock units covering such shares which in each instance have an aggregate fair market value substantially equal to the fair value (as determined for financial reporting purposes in accordance with Financial Accounting Standard 123R or any successor standard) of the automatic option grant which such award replaces. Any such alternative award will be made at the same time the automatic option grant which it replaces would have been made, and the vesting provisions (including vesting acceleration) applicable to such award will be substantially the same as in effect for the automatic option grant so replaced.
Stock Awards — Predecessor Plan
      The following table sets forth, as to our Chief Executive Officer and our four other most highly compensated executive officers with base salary and bonus for the 2004 fiscal year in excess of $100,000 (collectively referred to herein as the “Named Executive Officers”) and the other individuals and groups indicated, the number of shares of our Common Stock subject to option grants made under the 1995 Plan and the Directors Plan from December 29, 2003 through March 15, 2005, together with the weighted average exercise price per share in effect for such option grants.

		Number of Shares		Weighted Average
		Underlying Options		Exercise Price
Name and Position		Granted (#)		per Share ($)

Named Executive Officers:
Eli Harari	President & CEO	800,000	(1)	31.98
Sanjay Mehrotra	Executive VP & COO	675,000	(2)	28.47
Judy Bruner	Executive VP, Administration & CFO	575,000	(3)	21.00
Nelson Chan	EVP & GM, Consumer & Handset Business	450,000	(4)	29.63
Michael Gray	Sr. VP, Finance & Administration & CFO	100,000	(5)	34.59

All current executive officers as a group (4 persons)		2,500,000		28.09

Directors:
Irwin Federman		32,000		22.90
Catherine P. Lego		128,000		22.90
Michael E. Marks		32,000		22.90
James D. Meindl		32,000		22.90
Alan F. Shugart		32,000		22.90

All current non-employee directors as a group (5 persons)		256,000		22.90
All employees, including current officers who are not executive officers, as a group (approximately 965 persons)		8,277,483	(6)	28.87

(1)	Consists of 600,000 option shares granted on 1/16/2004 at an exercise price of $34.585 and 200,000 option shares granted on 1/3/2005 at an exercise price of $24.18.

(2)	Consists of 300,000 option shares granted on 1/16/2004 at an exercise price of $34.585, a promotional grant of 75,000 option shares granted on 8/12/2004 at an exercise price of $21.19 and 300,000 option shares granted on 1/3/2005 at an exercise price of $24.18.

(3)	Consists of 450,000 option shares granted in connection with Ms. Bruner’s commencement of employment with the Company on 6/21/2004 at an exercise price of $20.12 and 125,000 option shares granted on 1/3/2005 at an exercise price of $24.18.

(4)	Consists of 250,000 option shares granted on 1/16/2004 at an exercise price of $34.585, a promotional grant of 50,000 option shares granted on 8/12/2004 at an exercise price of $21.19 and 150,000 option shares granted on 1/3/2005 at an exercise price of $24.18.

(5)	Consists of 100,000 option shares granted on 1/16/2004 at an exercise price of $34.585. Mr. Gray resigned from the Company on 10/4/04 and these option shares were cancelled at that time.
New Plan Benefits
      No stock options or other awards will be made under the 2005 Plan at any time prior to stockholder approval of the plan at the Annual Meeting. If such stockholder approval is obtained, then the following non-employee members of our board members will each receive an automatic option grant for not more than 40,000 shares of our Common Stock upon his or her election to the board at the Annual Meeting: Messrs. Federman, Marks, Meindl, Shugart and Ms. Lego. Each such grant will have an exercise price per share equal to the fair market value per share of our Common Stock on the grant date.
General Provisions
      Vesting Acceleration. In the event we should experience a change in control, the following special vesting acceleration provisions will be in effect for all options, stock appreciation rights and other awards granted or made under the discretionary grant and stock issuance programs:

(i) Each outstanding option or stock appreciation right under the discretionary grant program will automatically accelerate in full upon a change in control, if that option or stock appreciation right is not assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested shares subject to the option or stock appreciation right (the excess of the fair market value of those shares over the exercise or base price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares.

(ii) All unvested shares outstanding under the discretionary grant and stock issuance programs will immediately vest upon a change in control, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. Each outstanding restricted stock unit or other stock-based award under the stock issuance program will vest as to the number of shares of our Common Stock subject to such unit or award upon the occurrence of a change in control, unless the unit or award is assumed by the successor corporation or otherwise continued in effect.

(iii) The plan administrator will have complete discretion to grant one or more options or stock appreciation rights under the discretionary grant program which will become exercisable for all the shares in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options or stock appreciation rights are assumed or otherwise continued in effect. The vesting of outstanding shares and the vesting and issuance of the shares of Common Stock subject to outstanding restricted stock units or other stock-based awards under the stock issuance program may also be structured to accelerate upon similar terms and conditions.

(iv) The plan administrator will have the discretion to structure one or more option grants or stock appreciation rights under the discretionary grant program so that those options or stock appreciation rights will immediately vest upon a change in control, whether or not the options or stock appreciation rights are to be assumed or otherwise continued in effect. The plan administrator may also structure unvested stock issuances or restricted stock units or other share rights awards under the stock issuance program so that those issuances or awards will in all events vest immediately upon a change in control.

(v) A change in control will be deemed to occur in the event (a) we are acquired by merger or asset sale, (b) there occurs a stockholder-approved sale, transfer or other disposition (including in whole or in part through one or more licensing arrangements) of all or substantially all of our assets, or (c) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of our securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from us or the acquisition of outstanding securities held by one or more of our stockholders.

(vi) The plan administrator will also have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the discretionary grant program so that those options or stock appreciation rights will, immediately prior to the effective date of a hostile take-over, become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights. In addition, the plan administrator will have the authority to structure one or more awards under the stock issuance program so that the shares of Common Stock subject to those awards will immediately vest upon the consummation of a hostile take-over. Alternatively, the plan administrator may condition such vesting acceleration upon the subsequent termination of the individual’s service within a designated period following the effective date of such hostile take-over.

(vii) A hostile take-over will be deemed to occur if (a) there is a change in the majority of our board of directors as a result of one or more contested elections for board membership or (b) securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are acquired pursuant to a hostile tender offer.
      The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.
      Changes in Capitalization. In the event any change is made to the outstanding shares of our Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2005 Plan; (ii) the maximum number and/or class of securities by which the share reserve may increase by reason of the expiration or termination of unexercised options under the 1995 Plan or the Directors Plan; (iii) the maximum number and/or class of securities which may be issued without cash consideration under the stock issuance program; (iv) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock based awards under the 2005 Plan per calendar year; (v) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right; (vi) the number and/or class of securities subject to each outstanding restricted stock unit or other stock based award and the issue price (if any) payable per share; and (vii) the maximum number and/or class of securities for which grants may subsequently be made under the automatic grant program to new and continuing non-employee board members. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2005 Plan or the outstanding awards thereunder.
      Valuation. The fair market value per share of our Common Stock on any relevant date under the 2005 Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On March 15, 2005, the fair market value per share of our Common Stock determined on that basis was $27.87.
      Stockholder Rights and Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our Common Stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2005 Plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Stand alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.
      A participant will have certain stockholder rights with respect to any shares of Common Stock issued to him or her under the 2005 Plan, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive dividends paid on such shares, but will not have the right to transfer such shares prior to vesting. A participant will not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or other share right award until that unit or award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock units or other share-right awards, subject to such terms and conditions as the plan administrator may deem appropriate.
      Special Tax Election. The plan administrator may provide one or more holders of options, stock appreciation rights, vested or unvested stock issuances, restricted stock units or any other stock-based awards under the 2005 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the exercise of those options or stock appreciation rights, the issuance of vested shares or the vesting of unvested shares issued to them. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our Common Stock in payment of such withholding tax liability.
      Amendment and Termination. Our board of directors may amend or modify the 2005 Plan at any time, subject to any stockholder approval requirements under applicable law or regulation or pursuant to the listing standards of the stock exchange (or the Nasdaq National Market) on which our shares of Common Stock are at the time primarily traded. Unless sooner terminated by our board of directors, the 2005 Plan will terminate on the earliest of (i) March 15, 2015, (ii) the date on which all shares available for issuance under the 2005 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options, stock appreciation rights, restricted stock units and other stock-based awards in connection with certain changes in control or ownership.
      Subplans. The compensation committee of our board of directors will have the authority to adopt and implement from time to time such subplans under the 2005 Plan as it may deem necessary in order to bring the 2005 Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which grants or awards are to be made or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the grants or awards are made.
Summary of Federal Income Tax Consequences
      The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the 2005 Plan.
      Option Grants. Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories:

(i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect the withholding taxes applicable to such income from the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

      Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect the withholding taxes applicable to such income from the holder.
      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
      Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 2005 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.
      Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect the withholding taxes applicable to such income from the holder. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
      Deductibility of Executive Compensation. We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.
      Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2005 Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued under the stock issuance program will be subject to the $1 million limitation, unless the vesting of the shares is tied solely to one or more of the performance milestones described above under the section entitled “Stock Issuance Program”.
      Accounting Treatment. Under the accounting principles currently in effect, option grants under the discretionary and automatic grant programs will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to our financial statements, the pro-forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense.
      Option grants made to non-employee consultants under the 2005 Plan will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the fair value of the option over the period between the grant date of the option and the vesting date of each installment of that option.
      The number of outstanding options will be a factor in determining our earnings per share on a fully-diluted basis.
      Should one or more individuals be granted tandem or stand-alone stock appreciation rights under the 2005 Plan, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount, if any, by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.
      Shares issuable upon the vesting of restricted stock units awarded under the 2005 Plan will result in a direct charge to our reported earnings equal to the excess of the fair market value of those shares on the date of the restricted stock unit award over the cash consideration (if any) payable for such shares. The charge must be recognized against our earnings ratably over the applicable vesting periods. However, if the vesting of the shares is tied solely to performance milestones, then the restricted stock unit award will be subject to variable price accounting, and we will have to accrue compensation expense not only for the fair market value of the shares on the date of the restricted stock unit award but also for all subsequent appreciation in the fair market value of those shares that occurs prior to the vesting date.
      The direct issuance of unvested shares under the 2005 Plan will result in a direct charge to our reported earnings equal to the excess of the fair market value of those shares on the date of issuance over the cash consideration payable for such shares. The charge must be recognized against our earnings ratably over the applicable vesting periods. However, if the vesting of the shares is tied solely to performance milestones, then the unvested shares will be subject to variable price accounting, and we will have to accrue compensation expense not only for the excess of the fair market value of those shares on the date of their initial issuance over the cash consideration payable for those shares, but also for all subsequent appreciation in their fair market value that occurs prior to the vesting date.

      In December 2004, the Financial Accounting Standards Board (“FASB”) released Statement of Financial Accounting Standards No. 123R (revised 2004). The accounting standards established by that statement will require the expensing of stock options, commencing with our fiscal quarter which begins July 4, 2005, and will also change the accounting treatment of stock appreciation rights settled in stock. Accordingly, the foregoing summary of the applicable accounting treatment for stock options and stock appreciation rights will change, effective with our July 4, 2005 fiscal quarter, and the stock options and stock appreciation rights payable in stock which we grant to our employees and non-employee board members will have to be valued as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. Similar option expensing will be required for any unvested options on the July 4, 2005 effective date, with the grant date fair value of those unvested options to be expensed against our earnings over the remaining vesting period. For shares issuable upon the vesting of restricted stock units awarded under the 2005 Plan, we would continue to accrue a compensation cost equal to the excess of the fair market value of the shares on the date of the restricted stock unit award over the cash consideration (if any) paid for such shares. If there is a direct issuance of unvested shares under the 2005 Plan, then the excess of the fair market value of those shares at the time of issuance over the cash consideration payable for those shares will continue to be treated as a charge to our reported earnings to be amortized ratably over the vesting period. However, such accounting treatment for the restricted stock units and direct stock issuances would be applicable whether vesting is tied to service periods or performance goals.
Required Vote
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on Proposal No. 2 is required for approval of the 2005 Plan. Should such approval not be obtained, then the 2005 Plan will not be implemented. However, the existing 1995 Plan and Directors Plan will each continue in full force and effect until their July 24, 2005 expiration dates, and option grants may continue to be made under those plans until such expiration date. In addition, our Special Stock Option Plan will continue in effect until its January 26, 2010 expiration date.
Recommendation of the Board of Directors
      The Board believes that Proposal No. 2 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the approval of the implementation of the 2005 Plan.

PROPOSAL NO. 3
APPROVAL OF SANDISK CORPORATION 2005 EMPLOYEE STOCK PURCHASE PLANS

General
      The stockholders are being asked to approve the implementation of our new 2005 Employee Stock Purchase Plan for our U.S. employees (the “Purchase Plan”) and our 2005 International Employee Stock Purchase Plan for our employees in foreign jurisdictions (the “International Plan”). A total of five million shares of our Common Stock will be reserved for issuance in the aggregate under the two plans. Both the Purchase Plan and the International Plan were adopted by our board of directors on March 24, 2005, and will become effective upon stockholder approval of this proposal at the Annual Meeting.
      Both the Purchase Plan and the International Plan are designed to allow our eligible employees and the eligible employees of our participating subsidiaries (whether now existing or subsequently established) to purchase shares of Common Stock at intervals of up to six months through their accumulated periodic payroll deductions under those plans.
      The new Purchase Plan and International Plan will serve as the successors to our existing U.S. and international employee stock purchase plans which will expire on the July 29, 2005 scheduled purchase date for the final offering period under those plans, and no further offering periods or stock purchases will be effected under those plans following the July 29, 2005 expiration date.
      The following is a summary of the principal features of the new Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan documents may do so upon written request to Investor Relations at our principal offices at 140 Caspian Court, Sunnyvale, California 94089. The provisions of the International Plan are substantially the same as those summarized below for the Purchase Plan, except for those modifications required in order to conform with the laws and regulations of the various foreign jurisdictions in which the International Plan is implemented.
Administration
      The Purchase Plan will be administered by the compensation committee of our board of directors. Such committee, as plan administrator, will have full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.
Share Reserve
      The total number of shares of Common Stock reserved for issuance in the aggregate under the Purchase Plan and the International Plan will be limited to 5,000,000 shares. Accordingly, the shares issued under one plan will reduce, on a one-for-one basis, the number of shares of Common Stock available for issuance under the other plan. The shares issuable under the Purchase Plan and the International Plan may be made available from authorized but unissued shares of our Common Stock or from shares of Common Stock repurchased by us, including shares repurchased on the open market.
      In the event that any change is made to our outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without our receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable in the aggregate under the Purchase Plan and the International Plan, (ii) the maximum number and class of securities purchasable per participant on any one purchase date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights
      Shares of our Common Stock will be offered under the Purchase Plan through a series of offering periods, with a new offering period to begin on the first business day of February and August each year. The duration of each offering period will set by the compensation committee prior to the start date, but no offering period will have a duration in excess of six months. It is expected that the initial offering periods under the Purchase Plan and the International Plan will each be comprised of a single six-month purchase interval. Six-month purchase intervals will run from the first business day in February to the last business day in July each year and from the first business day of August each year to the last business day of the January in the following year. The initial offering period will begin on August 1, 2005, unless the compensation committee designates a later date.
      At the time the participant joins the offering period, he or she will be granted a purchase right to acquire shares of our Common Stock on the last day of each purchase interval within that offering period. All payroll deductions collected from the participant for each purchase interval will be automatically applied to the purchase of Common Stock at the end of that purchase interval, subject to certain limitations summarized below in the section entitled “Special Limitations”.
Eligibility and Participation
      Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty hours per week for more than five months per calendar year in the employ of any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) will be eligible to participate in the Purchase Plan.
      Each individual who is an eligible employee on the start date of any offering period may enter that offering period on such start date. However, an eligible employee may participate in only one offering period at a time. As of March 15, 2005, approximately 629 employees, including 4 executive officers, were eligible to participate in the Purchase Plan, and an additional 253 employees were eligible to participate in the International Plan.
Payroll Deductions and Stock Purchases
      Each participant may authorize periodic payroll deductions in any multiple of one percent (up to a maximum of fifteen percent or such lower percentage set by the compensation committee) of his or her cash earnings to be applied to the acquisition of Common Stock at six-month intervals. Accordingly, on each such purchase date (the last business day in January and July each year), the payroll deductions of each participant accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase date. The first purchase under the Purchase Plan is expected to occur on January 31, 2006.
      For purposes of the Purchase Plan, the cash earnings of each participant will include his or her base salary plus all bonuses, commissions and other incentive-type payments made to such individual in cash.
Purchase Price
      The purchase price of the Common Stock acquired on each semi-annual purchase date will be fixed by the compensation committee at the start of each offering period and will not be less than eighty-five percent of the lower of (i) the fair market value per share of our Common Stock on the start date of the offering period or (ii) the fair market value on the purchase date.
      The fair market value per share of our Common Stock on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On March 15, 2005, the fair market value of our Common Stock determined on such basis was $27.87 per share.

Special Limitations
      The Purchase Plan imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of our Common Stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of our affiliates.

•	No participant may purchase more than 1,500 shares of Common Stock on any one purchase date.
      The compensation committee will have the discretionary authority to increase or decrease the per participant purchase limitation as of the start date of any new offering period under the Purchase Plan, with the new limit to be in effect for that offering period and each subsequent offering period until the compensation committee establishes new limitations.
Termination of Purchase Rights
      The participant may withdraw from the Purchase Plan at any time prior to the last business day of the purchase interval, and his or her accumulated payroll deductions for that interval will, at the participant’s election, either be applied to the purchase of shares on the next scheduled six-month purchase date or be refunded.
      The participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Common Stock.
Stockholder Rights
      No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.
Assignability
      No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.
Change in Control
      Should we be acquired by merger, sale of substantially all of our assets or sale of securities possessing more than fifty percent of the total combined voting power of our outstanding securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be not less than eighty-five percent of the lower of (i) the fair market value per share of Common Stock on the start date of the offering period in which the participant is enrolled at the time of such acquisition or (ii) the fair market value per share of Common Stock immediately prior to such acquisition. The actual percentage purchase price will be equal to the percentage purchase price previously set by the compensation committee for the offering period in which the participant in enrolled at the time the acquisition occurs. The limitation on the maximum number of shares purchasable by each participant on any one purchase date will be applicable to any purchase date attributable to such an acquisition.

Share Pro-Ration
      Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, will be refunded.
Amendment and Termination
      The Purchase Plan will terminate upon the earliest to occur of (i) the last business day in July 2015, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with a change in control or ownership.
      Our board of directors may amend or suspend the Purchase Plan at the end of any six-month purchase interval. However, the board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan (except as permissible adjustments in the event of changes to our capitalization), (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.
New Plan Benefits
      No purchase rights will be granted and no shares will been issued under the Purchase Plan, unless the Purchase Plan is approved by the stockholders at the Annual Meeting.
Stock Awards — Predecessor Plan
      The following table sets forth, as to our Named Executive Officers and the other individuals and groups indicated, the number of shares of our Common Stock purchased under the existing stock purchase program from December 29, 2003 through March 15, 2005, together with the weighted average purchase price paid per shares.
STOCK PURCHASE PROGRAM TRANSACTIONS

			Weighted Average
		Number of	Purchase Price
Name and Position		Purchased Shares	per Share($)

Eli Harari	President and CEO	1,930	21.62
Sanjay Mehrotra	Executive VP & COO	—	—
Judy Bruner	Executive VP, Administration & CFO	—	—
Nelson Chan	EVP & GM, Consumer & Handset Business	1,726	21.40
Michael Gray	Sr. VP, Finance & Administration & CFO	982	21.37
All current executive officers as a group (4 persons)		3,656	21.51
All employees, including current officers who are not executive officers, as a group (approximately 600 persons)		385,203	21.23
U.S. Federal Tax Consequences
      The Purchase Plan for our U.S. employees is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

      If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.
      If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the excess of the fair market value of the shares on the start date of that offering period over the purchase price which would have been paid for those shares had they been purchased on that start date, and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.
      A participant who still owns the purchased shares at the time of death will recognize taxable income equal to the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the excess of the fair market value of the shares on the start date of the offering period in which those shares were acquired over the purchase price which would have been paid for those shares had they been purchased on that start date.
Foreign Taxation.
      The income tax consequences to participants in the International Plan will vary by country. Generally, those participants will be subject to taxation at the time the shares are purchased.
Accounting Treatment
      Pursuant to the accounting principles which will be applicable after June 30, 2005 to employee stock purchase plans such as the Purchase Plan and the International Plan, the fair value of each purchase right granted under the Purchase Plan or the International Plan after June 30, 2005 will be charged as a direct compensation expense to our reported earnings over the offering period to which that purchase right pertains. The fair value of each such purchase right will be determined as of its grant date.
Required Vote
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal No. 3 is required for approval of the Purchase Plan and the International Plan. Should such stockholder approval not be obtained, neither the Purchase Plan nor the International Plan will be implemented.
Recommendation of the Board of Directors
      The Board believes that it is in the Company’s best interests to provide our employees with the opportunity to acquire an ownership interest in us through their participation in the Purchase Plan and the International Plan and thereby encourage them to remain in our employ and more closely align their interests with those of the stockholders.
      The Board believes that Proposal No. 3 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the approval of the implementation of both the Purchase Plan and the International Plan.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee of the Company’s Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2006, and is asking the Company’s stockholders to ratify this appointment. The affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote on this Proposal No. 4 will be required to ratify the selection of Ernst & Young LLP.
      In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider its appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2006. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
      Ernst & Young LLP has audited the Company’s financial statements annually since 1991. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
      The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered during the 2004 and 2003 fiscal years:

	2004	2003

(a) Audit Fees	$1,355,000	$482,000
(b) Audit Related Fees	221,000	171,000
(c) Tax Fees	416,000	522,000
(d) All Other Fees	30,000	—

(a)	Audit fees consist of professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements. These audit fees also include professional services provided in connection with the annual audit of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the audit of the Company’s employee benefit plan and other statutory audits of subsidiaries or affiliates of the Company.

(b)	Audit related fees consist primarily of accounting consultations, services provided in connection with regulatory filings, technical accounting guidance and other attestation services.

(c)	For fiscal years 2004 and 2003, tax fees principally included tax compliance fees, including expatriate compliance services. Total compliance fees were $360,000 and $372,000 for 2004 and 2003, respectively. Tax fees also include tax advice and tax planning fees of $56,000 and $150,000 for fiscal 2004 and 2003, respectively.

(d)	All other fees includes services provided in connection with the Company’s expatriate relocation programs.
      All of the 2004 services described above were pre-approved by the Audit Committee to the extent required by Section 10A of the Securities Exchange Act of 1934, which requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent auditors. In accordance with Section 10A under the Securities Exchange Act of 1934, the Audit Committee may delegate to any member of the Audit Committee (referred to as the “Audit Committee Delegate”) the authority to pre-approve services not prohibited by law to be performed by the Company’s independent auditors. The Audit Committee has appointed Catherine P. Lego as the Audit Committee Delegate and as such, Ms. Lego reports any decision to pre-approve permissible services to the full Audit Committee at its next regular meeting. In addition, from time to time, the Audit Committee has adopted and/or revised a Pre-Approval Policy under which particular services or categories of services are pre-approved, subject to certain specified maximum dollar amounts. Such pre-approval is generally granted for a term of twelve months from the date of pre-approval and automatically renews at the end of the one-year period unless revoked or revised by the Audit Committee.
      The Audit Committee considered whether the provision of audit-related services, tax services, financial information systems design and implementation services and other non-audit services is compatible with the principal accountants’ independence.
Required Vote
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal No. 4 is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2006. Should such stockholder approval not be obtained, the Board of Directors will reconsider its appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2006.
Recommendation of the Board of Directors
      The Board believes that Proposal No. 4 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2006.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of March 15, 2005 by (i) all persons known by the Company based solely on inspection of 13G filings made with the Securities and Exchange Commission (the “SEC”) to be beneficial owners of five percent (5%) or more of its outstanding Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o SanDisk Corporation, 140 Caspian Court, Sunnyvale, California 94089.
      Unless otherwise indicated and pursuant to applicable community property laws, the persons named in the following table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 15, 2005, including, but not limited to, upon the exercise of a stock option.
      Percentage of beneficial ownership is based upon 181,080,350 shares of Common Stock outstanding on March 15, 2005. For each individual, this percentage includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 15, 2005, including, but not limited to, upon the exercise of a stock option; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended. The following table includes all holders of greater than 5% of the Company’s outstanding Common Stock as indicated on 13G filings made with the SEC during 2005.

	Amount and Nature of Beneficial Ownership

Name or Group of Beneficial Owners	Number of Shares	Percentage Owned (%)

Entities Controlled by Citigroup, Inc.(1)	14,621,074	8.1
Entities Controlled by Marsh & McLennon Companies, Inc. and Putnam, LLC(2)	11,674,635	6.5
Judy Bruner(3)	128,400	*
Nelson Chan(4)	720,099	*
Irwin Federman 5)	186,744	*
Michael Gray(6)	1,860	*
Dr. Eli Harari(7)	5,788,408	3.2
Catherine P. Lego 8)	424,548	*
Michael E. Marks(9)	242,000	*
Sanjay Mehrotra(10)	961,997	*
Dr. James D. Meindl(11)	189,864	*
Alan F. Shugart(12)	96,000	*
All directors and current executive officers as a group (9 persons)(13)	8,738,344	4.8

*	Less than 1% of the outstanding Common Stock.

(1)	The principal address of Citigroup, Inc. is 399 Park Avenue, New York, New York 10043 and the principal address of Citigroup Global Markets Inc. (“CGM”), Citigroup Financial Products Inc. (“CFP”), and Citigroup Global Markets Holdings Inc. (“CGMH”) is 388 Greenwich Street, New York, New York 10013. Pursuant to a joint Schedule 13G/ A dated February 4, 2005 filed with the SEC by and on behalf of CGM, CFP, CGMH and Citigroup, Inc., CGM reported that it had shared voting and dispositive power over 10,556,237 shares of Common Stock, CFP reported that it had shared voting and dispositive power over 10,664,932 shares of Common Stock, CGMH reported that it had shared voting and dispositive power over 14,245,222 shares of Common Stock, and Citigroup, Inc. reported that it had shared voting and dispositive power over 14,621,074 shares of Common Stock.

(2)	The principal address of Marsh & McLennon Companies, Inc (“MMC”) is 1166 Avenue of the Americas, New York, NY 10036 and the principal address of Putnam, LLC d/b/a Putnam Investments (“PI”), Putnam Investment Management, LLC (“PIM”) and The Putnam Advisory Company (“PAC”) is One Post Office Square, Boston, Massachusetts 02109. Pursuant to a joint Schedule 13G dated February 10, 2005 filed with the SEC by and on behalf of MMC, PI, PIM and PAC, MMC reported that it had shared voting and dispositive power over no shares of Common Stock, PI reported that it had shared voting power over 3,168,877 shares of Common Stock and shared dispositive power over 11,674,635 shares of Common Stock, PIM reported that it had shared voting power over 857,480 shares of Common Stock and shared dispositive power over 8,610,979 shares of Common Stock, and PAC reported that it had shared voting power over 2,311,397 shares of Common Stock and shared dispositive power over 3,063,656 shares of Common Stock.

(3)	Comprised of 400 shares held as community property in the name of Ms. Bruner and her husband and 128,000 shares subject to immediately exercisable options granted to Ms. Bruner, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(4)	Includes 712,508 shares subject to outstanding options owned by Mr. Chan, which were exercisable on March 15, 2005 or within 60 days after that date. Also includes 10 shares owned by Mr. Chan’s spouse and 2,575 shares subject to outstanding options granted to Mr. Chan’s spouse, which were exercisable on March 15, 2005 or within 60 days after that date. Mr. Chan disclaims beneficial ownership of the securities held by his spouse.

(5)	Includes 96,000 shares subject to immediately exercisable options granted to Mr. Federman, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(6)	Includes 1,860 shares held in the name of a trust for the benefit of Mr. Gray and his spouse.

(7)	Includes 3,105,906 shares held in the name of a trust for the benefit of Dr. Harari and his spouse. Also includes 2,418,216 shares subject to outstanding options granted to Dr. Harari, which were exercisable on March 15, 2005, or within 60 days after that date. Also includes 45,332 shares owned directly by his son and 201,972 shares held in the name of a trust for the benefit of his children.

(8)	Includes 293,580 shares held in the name of a trust of which Ms. Lego is co-trustee. Also includes 128,000 shares subject to immediately exercisable options granted to Ms. Lego, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(9)	Includes 5,000 shares held in the name of a trust for the benefit of Mr. Marks and his spouse, 65,000 shares held by a limited liability company controlled by Mr. Marks, 6,000 shares held in the name of a trust for the benefit of his son and 6,000 shares held in the name of a trust for the benefit of his daughter. Also includes 160,000 shares subject to immediately exercisable options granted to Mr. Marks, but some of the shares subject to those options would, if exercised, be subject to a repurchase right of the Company that lapses over time.

(10)	Includes 92,814 shares held in the name of a trust for the benefit of Mr. Mehrotra and his spouse. Also includes 869,183 shares subject to outstanding options granted to Mr. Mehrotra, which were exercisable on March 15, 2005 or within 60 days after that date.

(11)	Comprised of 61,864 shares held as community property in the name of Dr. Meindl and his spouse and 128,000 shares subject to immediately exercisable options granted to Dr. Meindl, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(12)	Comprised of 96,000 shares subject to immediately exercisable options granted to Mr. Shugart, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(13)	Includes shares subject to options exercisable within 60 days after March 15, 2005, including those identified in notes (3), (4), (5), (7), (8), (9), (10) (11) and (12).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (“SEC”). Officers, directors and stockholders holding more than ten percent (10%) of the outstanding capital stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.
      Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2004 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2004 fiscal year, the Company believes that all executive officers, stockholders holding more than 10% of the outstanding capital stock of the Company and Board members complied with all their reporting requirements under Section 16(a) for such fiscal year, except that one late Form 4 report was filed for each of the following executive officers in connection with the option grant made to each of them on January 16, 2004: Messrs. Chan, Gray, Harari and Mehrotra.
Equity Compensation Information for Plans or Individual Arrangements with Employees and Non-Employees
      The following table provides information as of March 15, 2005 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. There are no outstanding options to acquire shares of the Company’s Common Stock under equity compensation plans or arrangements assumed by the Company in connection with its acquisitions of other companies that originally granted those options, and there are no assumed plans under which any options to acquire such shares may be currently granted.

	(A)		(B)	(C)

			Weighted	Number of Securities Remaining
	Number of Securities		Average	Available for Future Issuance
	to be Issued Upon		Exercise Price of	Under Equity Compensation
	Exercise of		Outstanding	Plans (Excluding Securities
Plan Category	Outstanding Options		Options	Reflected in Column A)

Equity Compensation Plans Approved by Stockholders(1)	25,979,962	(3)	$18.575	17,787,604	(4)
Equity Compensation Plans Not Approved by Stockholders(2)	0		N/A	4,000,000

Total	25,979,962	(5)	$18.575	21,787,604	(6)

(1)	Consists solely of the 1995 Plan, the 1995 Employee Stock Purchase Plan, the 1995 International Employee Stock Purchase Plan (together with the 1995 Employee Stock Purchase Plan, the “Purchase Plans”), and the Directors Plan.

(2)	Consists solely of the Special Stock Option Plan. No options under this plan have been issued.

(3)	Excludes purchase rights accruing under the Company’s Purchase Plans, which have a combined stockholder-approved reserve of 7,382,954 shares. Under the Purchase Plans, each eligible employee may purchase up to 3,000 shares of Common Stock at the end of each six-month offering period (the last U.S. business day in January and July each year) at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee’s entry date into that six-month offering period or (ii) the closing selling price per share on the purchase date.

(4)	Consists of shares available for future issuance under the 1995 Plan, the Directors Plan, and the Purchase Plans. As of March 15, 2005, 16,571,392 shares of Common Stock were available for issuance under the 1995 Plan, 1,216,212 shares of Common Stock were available for issuance under the Directors Plan, and

3,539,839 shares of Common Stock were available for issuance under the combined share reserve for the Purchase Plans. The number of shares of Common Stock available for issuance under the 1995 Plan, the Directors Plan and under the combined share reserve for the Purchase Plans automatically increases on the first trading day of each calendar year by an amount equal to 4.36%, 0.2% and 0.43%, respectively, of the total number of shares of Common Stock outstanding on the last trading day of December in the immediately preceding calendar year; however, in no event will any such annual increase to the 1995 Plan, the Directors Plan or the combined share reserve under the Purchase Plans exceed 8,000,000 shares, 400,000 shares, and 800,000 shares of Common Stock, respectively.

(5)	Weighted average estimated remaining life of the outstanding options is 7.49 years.

(6)	If our stockholders approve the 2005 Plan at the Annual Meeting, the portion of the share reserve under each plan in excess of the then-outstanding options will be cancelled.

Special Stock Option Plan
      The Special Stock Option Plan was implemented by the Board in January 2000, as a non-stockholder approved plan under which option grants may be made to employees, including executive officers, in connection with their commencement of employment with the Company. The Board has authorized 4,000,000 shares of Common Stock for issuance under the Special Stock Option Plan. All option grants must have an exercise price per share not less than the fair market value per share of the Common Stock on the grant date. No option may have a maximum term in excess of ten years, and each option will be subject to earlier termination within a specified period following the optionee’s cessation of service with the Company (or any parent or subsidiary corporation). The option will vest in one or more installments over the optionee’s period of service with the Company. However, all outstanding options will vest on an accelerated basis in the event the Company is acquired and those options are not assumed, replaced or otherwise continued in effect by the acquiring entity. All options granted under the Special Stock Option Plan will be non-statutory stock options under the federal tax laws. As of March 15, 2005, there were no outstanding options under the Special Stock Option Plan, and 4,000,000 shares remained available for future option grants. However, no option grants will be made under the Special Stock Option Plan if the 2005 Plan which is the subject of Proposal No. 2 is approved by the stockholders, and the share reserve thereunder will accordingly be cancelled.
FORM 10-K
      The Company filed an Annual Report on Form 10-K with the SEC on March 18, 2005. Stockholders may obtain a copy of this report, without charge, by writing to Investor Relations at the Company’s principal executive offices located at 140 Caspian Court, Sunnyvale, California 94089. The Annual Report on Form 10-K is also available on the Company’s website at www.sandisk.com.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary of Cash and Certain Other Compensation
      The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years by the Named Executive Officers. Except for Mr. Gray, no other executive officers who would have otherwise been included in such table on the basis of their salary and bonus earned for the 2004 fiscal year resigned or terminated employment during that fiscal year.
Summary Compensation Table

				Long-Term
				Compensation		All Other
	Annual Compensation			Awards		Compensation

			Underlying	Securities
Name & Principal Position	Years	Salary ($)(1)	Bonus ($)(2)	Options (#)		($)

Dr. Eli Harari	2004	618,982	1,440,000	600,000		6,150	(3)
President, Chief Executive	2003	538,491	1,000,000	400,000		6,000	(3)
Officer, Director	2002	425,230	485,100	0		5,100	(3)
Sanjay Mehrotra	2004	358,083	625,000	375,000		6,145	(3)
Executive Vice President &	2003	318,148	500,000	250,000		6,000	(3)
Chief Operating Officer	2002	262,282	185,356	30,000		4,761	(3)
Judy Bruner(4)	2004	176,208	325,000	450,000	(5)	0
Executive Vice President,
Administration & CFO
Nelson Chan	2004	320,491	500,000	300,000	(6)	6,150	(3)
Executive Vice President &	2003	276,404	400,000	150,000	(6)	6,000	(3)
General Manager, Consumer	2002	238,213	128,458	70,000		5,100	(3)
And Handset Business
Michael Gray(7)	2004	234,699	0	100,000		67,487	(8)
CFO, Senior Vice President,	2003	251,724	161,544	100,000		6,000	(3)
Finance & Administration	2002	202,105	88,888	78,000		4,944	(3)

(1)	Includes salary deferral contributions to the Company’s 401(k) Plan.

(2)	Bonus earned for the year indicated but paid in the following year.

(3)	Company paid 401(k) match.

(4)	Ms. Bruner assumed the role of CFO on June 21, 2004.

(5)	Excludes 32,000 option shares granted on May 20, 2004 in connection with Ms. Bruner’s service as a member of the Board of Directors. This grant was subsequently cancelled when Ms. Bruner resigned from the Board in July, 2004.

(6)	Does not include an option for 2,800 shares granted to Mr. Chan’s spouse in 2004, an employee of the Company. Mr. Chan disclaims any beneficial ownership of the options held by his spouse.

(7)	Mr. Gray resigned as CFO on June 21, 2004.

(8)	Includes $5,125 of Company paid 401K match and severance payments in the amount of $62,362 pursuant to the Settlement and Release Agreement by and between the Company and Michael Gray filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2004.

Stock Options
      The following table contains information concerning the stock option grants made to each of the Named Executive Officers for fiscal 2004. Except for the limited stock appreciation rights described in footnote (5) below, no stock appreciation rights were granted to those individuals during fiscal 2004.
Individual Grants

			% of Total			Potential Realizable Value at
	Number of		Options			Assumed Annual Rates of
	Securities		Granted to			Stock Price Appreciation for
	Underlying		Employees	Exercise		Option Term(5)
	Options		in Fiscal	Price	Expiration
Name	Granted(1)(2)		Year(3)	($/Sh)(4)	Date	5% ($)	10% ($)

Dr. Eli Harari	600,000		9.39	34.585	1/15/14	13,045,674	33,057,697
Sanjay Mehrotra	300,000		4.69	34.585	1/15/14	6,522,837	16,528,849
	75,000		1.17	21.190	8/11/14	999,125	2,531,779
Judy Bruner	450,000	(6)	7.04	20.120	6/20/14	5,692,041	14,423,613
Nelson Chan(7)	250,000		3.91	34.585	1/15/14	5,435,698	13,774,041
	50,000		.78	21.190	8/11/14	666,083	1,687,853
Michael Gray(8)	100,000		1.56	34.585	10/04/04	—	—

(1)	The grant dates for the listed options were January 16, 2004, June 21, 2004 and August 12, 2004. Each of the listed options will become exercisable for 25% of the option shares upon the optionee’s continuation in service through the one year anniversary of the grant date and will become exercisable for the remaining shares in a series of twelve (12) successive quarterly installments upon the optionee’s completion of each additional three (3)-month period of service with the Company over the 36-month period measured from the one year anniversary date.

(2)	Each option will become immediately exercisable for all the option shares upon an acquisition of the Company by merger or asset sale, unless the option is assumed or replaced by the acquiring entity. Each option has a maximum term of ten (10) years, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Each option includes a limited stock appreciation right that will allow the optionee, upon the acquisition of 50% or more of the Company’s outstanding voting stock pursuant to a hostile tender offer, to surrender that option to the Company, to the extent the option is at the time exercisable for vested shares, in exchange for a cash distribution based on the tender offer price.

(3)	The Company granted options to purchase 6,392,815 shares of Common Stock to all employees during fiscal 2004.

(4)	The exercise price may be paid in cash, in shares of the Company’s Common Stock valued at fair market value on the exercise date, or the extent permissible under applicable law and Company policy, through a cashless exercise procedure involving a same day sale of the purchased shares.

(5)	Potential gains are net of exercise price, but before taxes associated with exercise. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels of assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(6)	Excludes 32,000 option shares granted on May 20, 2004 in connection with Ms. Bruner’s service as a member of the Board of Directors. This grant was subsequently cancelled when Ms. Bruner resigned from the Board in July, 2004.

(7)	Does not include options for 2,800 shares granted to Mr. Chan’s spouse, an employee of the Company. Mr. Chan disclaims beneficial ownership of the options held by his spouse.

(8)	Mr. Gray resigned from the Company on 10/4/04 and the option was cancelled at that time.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth information concerning option exercises and option holdings for the 2004 fiscal year by each of the Named Executive Officers. Except for the limited stock appreciation rights described in footnote (5) to the Stock Options table above, no stock appreciation rights were exercised during such year or were outstanding at the end of that year.

			Number of Securities		Value of Unexercised in-the-
	Shares		Underlying Unexercised		Money Options at FY-End
	Acquired on	Aggregate	Options at FY-End (#)		($)(1)
	Exercise	Value Realized
Name	(#)	($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Eli Harari	357,252	7,855,264	2,258,216	1,212,500	35,354,036	10,582,063
Sanjay Mehrotra	20,000	429,600	730,434	609,376	12,255,154	4,363,375
Judy Bruner	0	0	128,000	450,000	2,016,480	2,182,500
Nelson Chan(3)	0	0	618,802	453,126	8,947,539	2,798,894
(4)	1,278	25,347	1,200	4,550	17,128	29,721
Michael Gray	225,937	2,569,696	—	—	—	—

(1)	Based on the fair market value of the Company’s Common Stock at December 31, 2004, the last trading day of the Company’s fiscal year which ended January 2, 2005, $24.97 per share (the closing selling price of the Company’s Common Stock on that date on the Nasdaq National Market), less the exercise price payable for such shares.

(2)	Equal to the fair market value of the shares at the time of acquisition over the option exercise price paid for those shares.

(3)	Options exercised, and outstanding options held, by Mr. Chan.

(4)	Option exercises, and outstanding options held, by Mr. Chan’s spouse. Mr. Chan disclaims beneficial ownership of those options.

AUDIT COMMITTEE REPORT
      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended January 2, 2005 included in the Company’s Annual Report on Form 10-K for that year.
      The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.
      The Audit Committee has discussed with the Company’s independent public auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.
      The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.
      Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form  10-K for the year ended January 2, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

Irwin Federman
Catherine P. Lego
Alan F. Shugart

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
      The Compensation Committee of the Board of Directors has overall responsibility for the Company’s compensation policies and determines the compensation payable to the Company’s executive officers, including their participation in certain of the Company’s employee benefit and stock option plans.
      GENERAL COMPENSATION POLICY. The overall policy of the Compensation Committee is to provide the Company’s executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon the Company’s performance as well as upon the officer’s own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry in which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and based upon both the Company’s financial performance and the individual officer’s personal performance and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an executive officer’s level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer’s total compensation be dependent upon Company performance and stock price appreciation rather than base salary.
      Factors. The principal factors which the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2004 fiscal year are summarized below. The Compensation Committee may, however, at its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.
      * Base Salary. For comparative compensation purposes for the 2004 fiscal year, the Compensation Committee selected a peer group of companies both within and outside the industry which are comparable in size and growth pattern with the Company and which compete with the Company for executive talent. The base salary for each executive officer was then determined on the basis of the following factors: the salary levels in effect for comparable positions at the peer group companies (determined on the basis of their published 2003 fiscal year data), the experience and personal performance of the officer and internal comparability considerations. The weight given to each of these factors differed from individual to individual, as the Compensation Committee deemed appropriate. The compensation level for the Company’s executive officers for the 2004 fiscal year ranged from the 50th percentile to the 60th percentile of the base salary levels in effect for executive officers with comparable positions at the peer group companies, based on the published 2003 fiscal year data for those companies.
      In selecting companies to survey for such compensation purposes, the Compensation Committee considered many factors not directly associated with the stock price performance of those companies, such as geographic location, development stage, organizational structure and market capitalization. For this reason, there is not a meaningful correlation between the companies included within the peer group identified for comparative compensation purposes and the companies included within the S&P Semiconductor Index which the Company has selected as the industry index for purposes of the stock performance graph appearing later in this Proxy Statement.
      * Annual Incentive Compensation. For the 2004 fiscal year, the Compensation Committee utilized a profit-sharing approach as the first step in establishing the cash incentive component of each executive officer’s compensation package. Under the profit-sharing approach in effect for the 2004 fiscal year, a portion of the

Company’s pre-tax profits was to be set aside to fund the bonus pool for employees, including the executive officers. Each executive officer’s participation in that pool was based upon a target bonus, which ranged from 65% to 100% of the officer’s base salary for the 2004 fiscal year. However, the actual bonuses paid from the pool were calculated by using a multiplier, which reflected both the executive officer’s individual performance in the 2004 fiscal year and the Company’s performance for such fiscal year measured primarily in terms of net income before taxes and revenue, and that multiplier ranged from 240% of target bonus for exceptional performance to 0% for performance requiring improvement. Accordingly, the executive officer’s incentive compensation for the 2004 fiscal year was dependent first upon the size of the bonus pool tied to the Company’s revenue and pre-tax profit achievement for the 2004 fiscal year compared to the targeted revenue and pre-tax profit in the Operating Plan approved by the Board for the 2004 fiscal year, and then upon the executive officer’s individual performance.
      The Compensation Committee may also recommend a discretionary bonus in recognition of special contributions during the year. For the 2004 fiscal year, such discretionary bonuses were awarded to Sanjay Mehrotra, Executive Vice President and Chief Operating Officer; Nelson Chan, Executive Vice President and General Manager, Consumer and Handset Business; and Judy Bruner, Executive Vice President, Administration and Chief Financial Officer, in recognition of the substantial contributions each of them made to the Company’s financial results for the 2004 fiscal year.
      * Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the Company’s stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company’s Common Stock at a fixed price per share (the closing market price on the grant date) over a specified period of time (up to 10 years). Each option generally vests and becomes exercisable in installments over the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.
      The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with the Company, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.
      CEO COMPENSATION. The Compensation Committee increased the annual base salary for Dr. Harari, the Company’s Chief Executive Officer and President, to $600,000 for the 2004 fiscal year. It has been the continuing objective of the Compensation Committee to provide Dr. Harari with a compensation package that: (i) provides a level of base salary competitive with that paid to other chief executive officers of the peer group companies and (ii) makes a significant percentage of the total compensation package contingent upon Company performance. However, the base salary component of Dr. Harari’s compensation package is intended to provide him with a level of stability and certainty each year. Accordingly, this element of Dr. Harari’s compensation is not affected to any significant degree by Company performance factors and, for the 2004 fiscal year, remained at the 50th percentile of the base salary levels in effect for other chief executive officers at the same peer group of companies surveyed for comparative compensation purposes. The remaining components of the compensation earned by Dr. Harari for the 2004 fiscal year were entirely dependent upon both the Company’s financial performance and his individual performance and provided no dollar guarantees. Dr. Harari’s share of the profit-sharing pool established for the 2004 fiscal year was $1,440,000 because the Company’s performance, as measured in terms of net income before taxes, exceeded the pre-established milestone for the 2004 fiscal year and his performance contributed substantially to that financial result. His total incentive compensation for the 2004 fiscal year was 240% of his target bonus for that year. In addition, the Compensation Committee decided to award Dr. Harari 200,000 additional stock options during the 2004 fiscal year. The options were intended to provide Dr. Harari with a significant incentive to remain in the Company’s employ and to contribute to the creation of stockholder value in the form of stock price appreciation. Accordingly, the options are subject to four-year vesting schedules and will not have any value unless the market price of the Company’s Common Stock appreciates over the market price in effect at the time the grants were made. The size of the 2004 option grant was smaller than in previous years due to a provision in the 1995 Plan which limits the maximum number of shares for which options may be granted to any one individual over the term of that plan to one million shares. The Compensation Committee will revisit Dr. Harari’s long term incentive compensation once the new 2005 Stock Incentive Plan with its new per-year limitation on individual grants and awards is approved and may use other equity compensation vehicles authorized under that plan as part of his long-term incentive compensation package.
      COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. Except for Dr. Harari, the compensation treated as non-performance based under Section 162(m) did not exceed the $1 million limit for any of the Company’s executive officers for the 2004 fiscal year. The total cash compensation for Dr. Harari did exceed the $1 million limit by an amount slightly in excess of $1 million due to the cash bonus paid to him under the profit-sharing plan as a result of the Company’s over-target performance in 2004. That plan was not previously submitted to stockholder approval, and all compensation paid under that plan was accordingly subject to the $1 million limitation. It is not expected that the compensation to be paid to the Company’s executive officers for the 2005 fiscal year will exceed that limit, although it is possible that the cash compensation payable to Dr. Harari and Sanjay Mehrotra for that year may exceed such limit if the Company once again exceeds its performance milestones for the 2005 fiscal year. However, the Compensation Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or equity awards in the form of restricted stock or restricted stock units, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Compensation Committee believes that it is important to maintain cash and equity incentive compensation at the requisite level to attract and maintain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Submitted by the Compensation Committee
of the Board of Directors

Michael E. Marks
Dr. James D. Meindl
Alan F. Shugart

SPECIAL REPORT OF THE INDEPENDENT DIRECTORS OF THE BOARD OF DIRECTORS
      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
      During the fiscal year ended January 2, 2005, the Company’s independent directors authorized change of control benefits agreements between the Company and its executive officers. A summary of the provisions of these agreements is set forth in the “Employment Contracts, Termination of Employment and Change-in-Control Agreements” section which appears below. The Compensation Committee felt that it was important to establish a change of control benefit package for the executive officers so that they would be assured of a degree of financial security in the event the Company were to become an acquisition target. The program will allow the officers to continue to focus their attention on the Company’s business operations and the attainment of its strategic objectives.

Submitted by the Independent Directors
of the Board of Directors

Irwin Federman
Catherine P. Lego
Michael E. Marks
Dr. James D. Meindl
Alan F. Shugart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Compensation Committee of the Company’s Board of Directors was formed in June 1990 and is comprised of Directors Michael E. Marks, Dr. James D. Meindl and Alan F. Shugart. None of these individuals was at any time during fiscal 2004, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL AGREEMENTS
      Other than the Change of Control Benefit Agreements described below, none of the Company’s executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.
Change of Control Benefits Agreements with our Executive Officers
      We entered into a Change of Control Benefits Agreement with each of Messrs. Mehrotra and Chan, effective as of May 20, 2004 and with Ms. Bruner, effective as of June 21, 2004.
      Pursuant to each such agreement, upon a Change of Control (as defined in the agreement) each covered officer will be deemed to have one additional year of vesting service for purposes of the officer’s vesting in the Company’s stock option grants. Further, if within 12 months following the Change of Control (1) the officer terminates his or her employment with the Company for Good Reason (as defined in the agreement) or (2) the Company or the acquiring party terminates the officer’s employment without Cause (as defined in the agreement), the covered officer will be entitled to the following severance benefits:

•	a cash payment equal to the sum of (A) one times the officer’s annual base compensation at the time of the Change of Control or the time of termination, whichever annual base salary amount is greater, plus (B) the officer’s annual target bonus in effect for the year of the termination;

•	accelerated vesting of any Company stock options that are outstanding and otherwise unvested at the time of the termination and up to one year after the termination to exercise any vested Company stock options;

•	continued medical, disability, life and other insurance coverage for a period of 24 months after the termination; and

•	executive-level outplacement services, an office and administrative support for a period of 12 months after the termination.
      The agreements further provide that if a covered officer is subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, the officer will be entitled to receive an additional payment (net of income, employment and excise taxes) to compensate the executive for any such excise tax.
      The agreements will each be effective until either mutually terminated by the officer and the Company or upon a termination of the officer’s employment that does not constitute a Change of Control Termination (as defined in the agreement) subject to a maximum of 10 years from the effective date.
Change of Control Benefits Agreement with Dr. Eli Harari
      We entered into a Change of Control Benefits Agreement with Dr. Eli Harari, our Chief Executive Officer and President, effective as of May 20, 2004. Our agreement with Dr. Harari is substantially identical to the Change of Control Benefits Agreements with our executive officers as described above, except that Dr. Harari’s agreement provides that the cash payment component of the severance benefits is equal to the sum of (A) two times his annual base compensation at the time of the Change of Control or the time of termination, whichever annual base salary amount is greater, plus (B) 200% of his annual target bonus in effect for the year of the termination.
1995 Plan
      In addition, the 1995 Plan provides that the outstanding options held by the Chief Executive Officer and the Company’s other executive officers will immediately accelerate in full, and all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan will immediately vest, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) within twelve (12) months after any acquisition of the Company by merger or asset sale in which those options and shares did not otherwise vest. The Compensation Committee of the Board of Directors also has the authority as plan administrator of the 1995 Plan to provide for the accelerated vesting of the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company’s other executive officers and the immediate vesting of all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a successful tender offer for more than fifty percent (50%) of the Company’s outstanding Common Stock or a change in the majority of the Board as a result of one or more contested elections for Board membership

STOCK PERFORMANCE GRAPH
      The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the Standard & Poors 500 Stock Index, a broad market index published by S&P, and a selected S&P Semiconductor Company stock index compiled by Morgan Stanley & Co. Incorporated. The comparison for each of the periods assumes that $100 was invested on December 31, 1999 in the Company’s Common Stock, the stocks included in the S&P 500 Stock Index and the stocks included in the S&P Semiconductor Company Stock Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by an individual investor.
Comparison of Cumulative Total Return From
December 31, 1999 to January 2, 2005
Among SanDisk Corporation, S&P 500 Stock Index
And S&P Semiconductor Company Stock Index
      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Stock Performance Graph and reference to the Audit Committee Charter and independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN TRANSACTIONS
      The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) authorizes the Company to provide indemnification of the Company’s directors and officers, and the Company’s Restated Bylaws (the “Bylaws”) require the Company to indemnify its directors and officers, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, each of the Company’s current directors and executive officers has entered into a separate indemnification agreement with the Company. Finally, the Certificate and Bylaws limit the liability of directors to the Company or its stockholders to the fullest extent permitted by the DGCL.
      The Company intends that all future transactions between the Company and its officers, directors, principal stockholders and their affiliates be approved by the Audit Committee, and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.
OTHER BUSINESS
      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Eli Harari
President and Chief Executive Officer
April 7, 2005

Proxy - SanDisk Corporation

THIS PROXY IS SOLICITED ON BEHALF OF SANDISK CORPORATION’S BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2005.

Eli Harari and Charles Van Orden, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of Common Stock of SanDisk Corporation (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held on May 27, 2005 at 8:00 a.m., local time, and at any adjournments or postponements thereof, as follows:

The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2, 3 and 4. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals and, at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting or any postponement or adjournment thereof. This proxy may be revoked at any time before it is voted.

(Continued and to be voted on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-745-6740 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

•	Go to the following web site:
WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

 C0123456789

12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Daylight Time on May 26, 2005.
THANK YOU FOR VOTING

SanDisk Corporation

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

MMMMMMMMMMMM

000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext

C 1234567890            J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

 A  Election of Directors          PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote “FOR” the election of the Nominees listed below.

	For	Withhold		For	Withhold
01 - Dr. Eli Harari	☐	☐	04 - Michael E. Marks	☐	☐
02 - Irwin Federman	☐	☐	05 - Dr. James D. Meindl	☐	☐
03 - Catherine P. Lego	☐	☐	06 - Alan F. Shugart	☐	☐

 B  Issues

The Board of Directors recommends a vote “FOR” each of the following proposals.

		For	Against	Abstain
2.	To approve the implementation of the SanDisk Corporation 2005 Stock Incentive Plan.	☐	☐	☐
3.	To approve the implementation of the SanDisk Corporation 2005 Employee Stock Purchase Plan and the SanDisk Corporation 2005 International Employee Stock Purchase Plan, which will share a common share reserve of the Company’s common stock.	☐	☐	☐

		For	Against	Abstain
4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2006.	☐	☐	☐

 C  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)
■ ■ / ■ ■ / ■ ■ ■ ■

■	1 U P X H H H P P P P 0052011